AURA SYSTEMS, INC.

                             SUBSCRIPTION AGREEMENT



     SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of March 16, 2001, by and among AURA SYSTEMS, INC. a Delaware corporation (the "Company"), and the undersigned (the "Purchasers").

     The Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, a total of 5,750,000 shares of the Company's Common Stock, par value $.005 (the "Stock"), for an aggregate purchase price of $1,955,000 (or $.34 per share), upon and subject to the terms and conditions hereinafter set forth. As used herein, the term "Offering" shall mean the offering of the Stock and the Additional Securities (collectively the "Securities") by the Company to the Purchasers. Certain other capitalized terms used herein are defined in Section 5.

     Accordingly, in consideration of the premises and the mutual covenants, obligations and agreements contained herein, the Purchasers and the Company hereby agree as follows:

     1. Purchase and Sale of the Stock. Subject to the terms and conditions set forth herein and in exchange for payment by each Purchaser of its respective portion of the purchase price to be paid on the applicable closing date referred to below, the Company hereby agrees to issue and sell to such Purchaser, and such Purchaser hereby agrees, severally but not jointly, to purchase from the Company, on such closing date its respective portion of the Stock to be purchased on such closing date, all as specified opposite the name of such Purchaser on the signature page of this Agreement. Subject to the terms and conditions set forth herein, the closing of the sale of the Stock to be sold to Koyah Leverage Partners, L.P. and Koyah Partners, L.P. shall occur on March 16, 2001 (the "Closing Date") and the closing of the sale of the Stock to be sold to the other Purchasers shall occur on or before March 21, 2001 (the "Additional Closing Date"), all as specified opposite the name of such Purchaser on the signature page of this Agreement. Payment of the purchase price to be paid by each Purchaser on the Closing Date or Additional Closing Date, as applicable, shall be made by wire transfer to the Company's account in accordance with wire transfer instructions provided by the Company.

     2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to each Purchaser as follows, as of the Closing Date and the Additional Closing Date:

     2.1 Accuracy of Reports. All reports required to be filed by the Company since and including the filing of the Company's Form 10-K for the fiscal year ended February 28, 2000 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, to and including the Closing Date and the Additional Closing Date, as applicable (collectively, the "SEC Reports"), have been duly filed with the Securities and Exchange Commission. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to the SEC Reports. None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied as of their respective dates of filing in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the Securities and Exchange Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has on a timely basis made all filings required to be made by the Company with the Securities and Exchange Commission since March 1, 2000. Since the date of the most recent SEC Report, there has been no material adverse change in the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Company.

     2.2 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business.

     2.3 Capitalization and Voting Rights. The Securities have been duly and validly authorized and, when issued and/or paid for pursuant to this Agreement and/or the Registration Rights Agreement (collectively, the "Agreements"), will be validly issued, fully paid and nonassessable. Except as set forth in the Agreements and as otherwise required by law, there are no restrictions upon the voting or transfer of the Securities pursuant to the Company's Certificate of Incorporation, By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

     2.4 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into the Agreements and to consummate the transactions contemplated by the Agreements. The Agreements have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and/or sale of the Securities contemplated by the Agreements will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

     2.5. No Conflict; Governmental Consents.

     (a) The execution and delivery by the Company of the Agreements and the consummation of the transactions contemplated by the Agreements will not result in the violation by the Company of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture, securities purchase agreement, registration rights agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

     (b) No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company in connection with the authorization, execution and delivery of the Agreements or with the authorization, issue and/or sale of the Securities, except such filings as may be required to be made with the Securities and Exchange Commission, or with any state or foreign blue sky or securities regulatory authority. The Company shall make all such filings. The Offering is exempt from the registration requirements of the Securities Act and applicable state or foreign blue sky or securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action that would cause the loss of such exemption. The Company is eligible to register the resale of the Securities as a secondary offering on a registration statement on Form S-3 under the Securities Act as contemplated by the Registration Rights Agreement.

     2.6. Licenses. The Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects in compliance therewith.

     2.7. Capitalization. The total authorized capital stock of the Company immediately prior to the Closing Date consists of (i) 500,000,000 shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock. Of such authorized Common Stock, 291,733,868 shares are issued and outstanding. Of such authorized Preferred Stock, no shares of Preferred Stock are issued and outstanding. Except for (a) 34,801,387 shares of Common Stock issuable upon exercise of options granted or available for grant under the Company's Stock Option Plans, (b) 22,374,808 shares of Common Stock issuable upon exercise of outstanding warrants and other rights, (c) an indeterminate number of shares of Common Stock which may be issuable pursuant to certain "Repricing Rights" issued to certain investors in New Com, Inc. described in the SEC Reports, (d) 10,000,000 shares of Common Stock reserved for issuance to Deutsche Financial Services, Inc. in contemplation of a settlement of their outstanding litigation described in the SEC Reports, (e) not more than 20,000,000 shares of Common Stock reserved for issuance in connection with certain outstanding indebtedness in the original principal amount of $12,500,000 described in the SEC Reports and (f) the Securities, no other shares of capital stock of the Company have been reserved for issuance and there are no outstanding options, warrants or other rights to subscribe for or purchase from the Company any shares of its capital stock or any securities convertible into or exchangeable for its capital stock.

     3. Representations and Warranties of each Purchaser. Each Purchaser, severally but not jointly, hereby represents and warrants to the Company as follows:

     3.1 Risk of Investment. Purchaser understands that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) the Company has a limited operating history and requires substantial funds in addition to the proceeds of the Offering; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company or the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is limited under applicable securities laws; (v) in the event of a disposition of the Securities the Purchaser could sustain the loss of its entire investment and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends on the Common Stock in the foreseeable future. Such risks are more fully set forth in the SEC Reports.

     3.2 Lack of Liquidity. Purchaser confirms that it is able (i) to bear the economic risk of this investment, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment.

     3.3 Purchaser Capacity. Purchaser hereby represents that such Purchaser, by reason of such Purchaser's business or financial experience, has the capacity to protect such Purchaser's own interests in connection with the transactions contemplated by the Agreements.

     3.4 Receipt of Information. Purchaser hereby acknowledges that such Purchaser has carefully reviewed the SEC Reports and the Company's Confidential Private Placement Memorandum dated January 5, 2001 (the "PPM") and hereby represents that it has been furnished by the Company, during the course of this transaction, with all information regarding the Company which the Purchaser or its representative has requested or desired to know, has been afforded the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering and the affairs of the Company and has received any additional information which such Purchaser or its representative has requested.

     3.5 Reliance on Information. Purchaser has relied upon the information provided by the Company in the SEC Reports, the PPM and in this Agreement in making the decision to invest in the Securities. To the extent deemed necessary or advisable by it, Purchaser has retained, at the sole expense of such Purchaser, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Agreements and a purchase of the Securities.

     3.6 No Solicitation. Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom such Purchaser had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to such Purchaser by means of any form of general solicitation or general advertising, and in connection therewith Purchaser has not (A) received or reviewed any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available, or (B) attended any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

     3.7 Registration. Purchaser hereby acknowledges that the Offering has not been reviewed by the Securities and Exchange Commission or any state regulatory authority, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D. The Purchaser shall not sell or otherwise transfer the Securities unless a subsequent disposition is registered under the Securities Act or is exempt from such registration.

     3.8 Purchase for Own Account. Purchaser understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Purchaser's investment intention. In this connection, Purchaser hereby represents that it is purchasing Securities for its own account for investment and not with a view toward the resale or distribution to others or for resale in connection with any distribution or public offering (within the meaning of the Securities Act), nor with any present intention of distributing or selling the same and Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation or commitment providing for the disposition thereof, other than in accordance with the Securities Act and applicable state securities laws. Purchaser was not formed for the purpose of purchasing the Securities. Notwithstanding the foregoing, the disposition of Purchaser's property shall be at all times within Purchaser's own control, and Purchaser's right to sell or otherwise dispose of all or any part of the Securities shall not be prejudiced; provided that Purchaser complies with Section 3.10. Nothing herein shall prevent the distribution of any Securities to any member, partner or stockholder, former member, partner, or stockholder of Purchaser in compliance with the Securities Act and applicable state securities laws.

     3.9 Holding Period. Purchaser understands that the Securities are subject to significant limitations on resale under applicable securities laws. Purchaser understands that reliance upon Rule 144 under the Securities Act for resale of the Securities requires, among other conditions, a one-year holding period prior to the resale (such resale after such one year holding period being further subject to sales volume limitations). Purchaser understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any applicable non-United States, state securities or "blue sky" laws, except as set forth in the Registration Rights Agreement.

     3.10 Legends. Each Purchaser consents to the placement of the legend, or a substantial equivalent thereof, set forth below on any certificate or other document evidencing the Securities:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

Purchaser further consents to the placement of one or more restrictive legends on any Securities issued in connection with this Offering as may be required by applicable securities laws. Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities.

     3.11 Residence of Purchaser. Purchaser hereby represents that the address of such Purchaser furnished by such Purchaser on the signature page hereof is such Purchaser's principal business address.

     3.12 Authorization; Enforceability. Purchaser represents that such Purchaser has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities. The Agreements constitute the legal, valid and binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms.

     3.13 Authority. Purchaser (a) is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so, and (b) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     3.14 Brokers. Purchaser has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by the Agreements. Purchaser shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any other such person or firm acting on behalf of such Purchaser hereunder.

     3.15 Accredited Investor. Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D.

     3.16 Reliance on Representation and Warranties. Purchaser understands that the Securities are being offered and sold to the undersigned in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Securities.

     4. Each Purchaser's Conditions to each Closing. Each Purchaser's obligation to purchase and pay for the shares of Stock to be sold to such Purchaser at the applicable closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at such closing, of the following conditions:

     4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct when made and on and as of the date of the applicable closing with the same effect as though such representations and warranties had been made on and as of the date of such closing, except to the extent of changes caused by transactions expressly contemplated herein.

     4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or with which it is required to have complied on or before the applicable closing.

     4.3 Certificate. The Company shall deliver to each Purchaser at the applicable closing, relating to such Purchaser's purchase of shares of the Stock, a certificate signed by a duly authorized officer of the Company certifying the matters set forth in Sections 4.1 through 4.3.

     4.4 Opinion of Counsel. The Company shall deliver to each Purchaser at the applicable closing an opinion of counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to such Purchaser.

     5. Certain Definitions. For the purposes of this Agreement the following terms have the respective meanings set forth below:

     5.1  "Additional   Securities"  means  the  warrants  contemplated  by  the
Registration Rights Agreement and the Common Stock issuable upon exercise of such warrants.

     5.2 "Common Stock" means the Company's common stock, par value $.005 per share.

     5.3 "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     5.4 Preferred Stock" means the Company's preferred stock, par value $.005 per share.

     5.5 "Regulation D" means Regulation D promulgated under the Securities Act.

     5.6 "Securities Act" means, as of any given time, the Securities Act of 1933, as amended, or any similar federal law then in force.

     5.7 "Securities Exchange Act" means, as of any given time, the Securities Exchange Act of 1934, as amended.

     5.8 "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     6. Miscellaneous.

     6.1 Amendments and Waivers. (a) This Agreement, together with the Registration Rights Agreement, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and Purchasers holding more than 50% of the Stock being acquired hereunder, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of Purchasers holding more than 50% of the Stock being acquired hereunder. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     (b) After an amendment or waiver becomes effective it shall bind every holder of any Securities regardless of whether such holder held such Securities at the time such amendment or waiver became effective, or subsequently acquired such Securities.

     6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Purchaser and its successor and registered assigns. The provisions hereof which are for each Purchaser's benefit as purchaser or holder of the Securities are also for the benefit of, and enforceable by, any subsequent registered holder of such Securities.

     6.3 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by written notice; provided, however, that any notice of change of address shall be effective only upon receipt:

                  If to the Company:

                  Aura Systems, Inc.
                  2335 Alaska Avenue
                  El Segundo, CA 90245
                  Attn:  Zvi (Harry) Kurtzman

                  If to Purchasers:

                  As indicated on the signature page hereto.

     6.4 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the internal laws of the State of Washington without giving effect to any State's principles of conflict of laws. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

     6.5 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of the Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     6.6 Counterparts. This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts (or facsimile copies thereof) shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

     6.7 Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

     6.8 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

     6.9 Survival of Warranties. The representations, warranties and covenants of the Company and the Purchasers made in this Agreement shall survive the execution and delivery of this Agreement and the applicable closing.

     6.10 Expenses. The Company shall pay (i) on the Closing Date, the legal fees and expenses of outside legal counsel to the Purchasers incurred in connection with the Agreements and the closing of the transactions on the Closing Date contemplated by the Agreements in an amount not to exceed $10,000 and (ii) on the Additional Closing Date, the legal fees and expenses of outside legal counsel to the Purchasers incurred in connection with the Agreements and the closing of the transactions on the Additional Closing Date in an amount not to exceed $1,500.

     6.11 Exculpation Among Purchasers. Each Purchaser acknowledges that such Purchaser is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling person, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Stock or the execution of or performance under any of the Agreements.

     6.12 Representation. Each party hereto acknowledges that (a) ICM Asset Management, Inc. retained Paine Hamblen Coffin Brooke & Miller LLP to represent only ICM Asset Management, Inc. and its affiliates (collectively, "ICM") in connection with the Agreements and the transactions related thereto, (b) the interests of ICM may not necessarily coincide with the interests of other Purchasers, (c) Paine Hamblen Coffin Brooke & Miller LLP does not represent any Purchaser other than ICM, and (d) each Purchaser has consulted with, or has had an opportunity to consult with, its own legal counsel and has not relied on Paine Hamblen Coffin Brooke & Miller LLP for legal counsel in connection with the Agreements and the transactions related thereto.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                                 SIGNATURE PAGE
                             SUBSCRIPTION AGREEMENT

                           DATED AS OF MARCH 16, 2001


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

                                                             "COMPANY"
                                                             AURA SYSTEMS, INC.

                                                                  By: ________________________________
                                                                  Name:  _____________________________
                                                                  Title:  ______________________________



                                                             "PURCHASERS"
Closing Date:                                                KOYAH LEVERAGE PARTNERS, L.P.

                                                             By:  Koyah Ventures LLC, its general partner

No. of Shares:      4,117,647                                        By:_______________________________
Purchase Price:  $1,400,000                                         Name:_____________________________
                                                                    Title:   ____________________________

                                                             Address:

                                                             c/o ICM Asset Management, Inc.
                                                             601 West Main Avenue, Suite 600
                                                             Spokane, WA 99201
                                                             Attn:  Robert Law, Esq.


Closing Date:                                                KOYAH PARTNERS, L.P.

                                                             By:  Koyah Ventures LLC, its general partner

No. of Shares:  882,353                                              By:_______________________________
Purchase Price:  $300,000                                           Name:_____________________________
                                                                    Title:   ____________________________

                                                             Address:

                                                             c/o ICM Asset Management, Inc.
                                                             601 West Main Avenue, Suite 600
                                                             Spokane, WA 99201
                                                             Attn:  Robert Law, Esq.




Additional Closing Date:                                     ______________________________________
                                                             JAMES M. SIMMONS


No. of Shares:  300,000                                      Address:
Purchase Price:  $102,000
                                                             ______________________________________
                                                             ______________________________________


  Additional Closing Date                                    ______________________________________
                                                             WENDELL REUGH


  No. of Shares:  300,000                                    Address:
  Purchase Price:  $102,000
                                                             ______________________________________
                                                             ______________________________________


  Additional Closing Date:                                   ______________________________________
                                                             FORREST MAGERS


  No. of Shares:  150,000                                    Address:
  Purchase Price:  $51,000
                                                             ______________________________________
                                                             ______________________________________
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